As filed with the Securities and Exchange Commission on September 12, 2014

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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NTN Buzztime, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	31-1103425 (I.R.S. employer identification number)

2231 Rutherford Road, Suite 200, Carlsbad, California (Address of principal executive offices)	92008 (Zip code)

________________

NTN Buzztime, Inc. 2014 Inducement Plan
(Full title of the plan)

________________

Jeff Berg

Chief Executive Officer

NTN Buzztime, Inc.

2231 Rutherford Road, Suite 200

Carlsbad, California 92008

(760) 438-7400

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.005 per share	4,250,000 shares	$0.45	$1,912,500	$246
Total	4,250,000 shares	$0.45	$1,912,500	$246
(1)	Pursuant to Rule 416, this registration statement also covers such number of additional shares of common stock that may become issuable under the NTN Buzztime, Inc. 2014 Inducement Plan by reason of any stock split, stock dividend, recapitalization, or any other similar transaction effected without receipt of consideration that results in an increase in the registrant’s outstanding shares of common stock.
(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rules 457(c) and 457(h) on the basis of the average of the high and the low prices of the common stock as reported by the NYSE MKT on September 5, 2014.

The Registration Statement shall become effective automatically upon filing in accordance with Rule 462(a) under the Securities Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

Not required to be filed with this registration statement.*

Item 2.   Registrant Information and Employee Plan Annual Information.

Not required to be filed with this registration statement.*

* The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of this registration statement will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. In accordance with the Note to Part I of Form S-8, such documents are not required to be, and are not, filed with the Securities Exchange Commission (the “SEC”) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents that we filed with the SEC are incorporated by reference in this registration statement:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2013 as filed with the SEC on March 31, 2014;

•	our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014 filed with the SEC on May 15, 2014 and August 14, 2014, respectively;

•	our current reports on Form 8-K filed with the SEC on January 6, 2014, January 27, 2014, March 14, 2014, April 11, 2014, April 16, 2014, April 17, 2014, June 10, 2014, August 22, 2014 and September 9, 2014;

•	those portions of our definitive proxy statement on Schedule 14A deemed incorporated into our annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on April 25, 2014; and

•	the description of our common stock contained in our registration statement on Form 8-A, registering our common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed with the SEC on October 14, 1992, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such reports and other documents, except as to any portion of any such report or other document furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a report or other document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed report or other document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 6.   Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as directors or officers if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the company's best interests and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue, or matter as to which they shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Any such indemnification may be made by us only as authorized in each specific case upon a determination by the stockholders, disinterested directors, or independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends, or unlawful stock repurchases, redemptions, or other distributions, or for any transaction from which the director derived an improper personal benefit. Our restated certificate of incorporation provides that, to the extent permitted by law, no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

Our restated certificate of incorporation and our bylaws provide that we will indemnify our officers and directors against losses as they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

We have entered into indemnity agreements with each of our directors and executive officers. The indemnity agreements provide that we will indemnify these individuals under certain circumstances against certain liabilities and expenses they may incur in their capacities as our directors or officers, and that we will advance expenses to these individuals under certain circumstances. We believe that the use of such indemnity agreements is customary among corporations and that the terms of the indemnity agreements are reasonable and fair to us, and are in our best interests to attract and retain experienced directors and officers.

We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 8.   Exhibits.

The following is a list of exhibits filed as part of this registration statement, which are incorporated herein by reference:

Exhibit No.	Description	Filed herewith or incorporated by reference
4.1	Restated Certificate of Incorporation	Previously filed as an exhibit to the registrant’s report on Form 10-Q filed on August 14, 2013 and incorporated herein by reference.
4.2	Certificate of Elimination of Series B Convertible Preferred Stock	Previously filed as an exhibit to the registrant’s report on Form 8-K filed on August 14, 2013 and incorporated herein by reference.
4.3	Bylaws	Previously filed as an exhibit to the registrant’s report on Form 10-K filed on March 26, 2008 and incorporated herein by reference.
4.4	Specimen Common Stock Certificate	Previously filed as an exhibit to the registrant’s registration statement on Form 8-A, File No. 0-19383, and incorporated herein by reference.
5.1	Opinion of ELA Corporate Law	Filed herewith
23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP, Independent Registered Public Accounting Firm	Filed herewith
23.2	Consent of Mayer Hoffman McCann, P.C., Independent Registered Public Accounting Firm	Filed herewith
23.3	Consent of ELA Corporate Law	Included as part of Exhibit 5.1
24.1	Powers of Attorney	Included on the signature page to the registration statement
99.1	NTN Buzztime, Inc. 2014 Inducement Plan (and the forms of agreement related thereto)	Filed herewith

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Item 9.   Undertakings.

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of Regulation C of the Securities Act of 1933 (“Rule 424(b)”) if, in the aggregate, the changes in volume and price represent, no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in “Item 6. Indemnification of Directors and Officers” above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on September 12, 2014.

NTN BUZZTIME, INC.

By:	/s/ Sandra Gurrola
Sandra Gurrola
Vice President of Finance

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of NTN Buzztime, Inc. hereby constitutes and appoints Ram Krishnan or Sandra Gurrola his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any one or more amendments to any part of this registration statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Securities Act of 1933, as amended, to keep such registration statement effective or to terminate its effectiveness, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she himself or herself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeff Berg	Chief Executive Officer, Director and	September 12, 2014
Jeff Berg	Chairman of the Board (Principal Executive Officer)

/s/ Sandra Gurrola	Vice President of Finance	September 12, 2014
Sandra Gurrola	(Principal Financial and Accounting Officer)

/s/ Mary Beth Lewis	Director	September 12, 2014
Mary Beth Lewis

/s/ Steve Mitgang	Director	September 12, 2014
Steve Mitgang

/s/ Tony Uphoff	Director	September 12, 2014
Tony Uphoff

/s/ Paul Yanover	Director	September 12, 2014
Paul Yanover

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EXHIBIT INDEX

Exhibit No.	Description	Filed herewith or incorporated by reference
4.1	Restated Certificate of Incorporation	Previously filed as an exhibit to the registrant’s report on Form 10-Q filed on August 14, 2013 and incorporated herein by reference.
4.2	Certificate of Elimination of Series B Convertible Preferred Stock	Previously filed as an exhibit to the registrant’s report on Form 8-K filed on August 14, 2013 and incorporated herein by reference.
4.3	Bylaws	Previously filed as an exhibit to the registrant’s report on Form 10-K filed on March 26, 2008 and incorporated herein by reference.
4.4	Specimen Common Stock Certificate	Previously filed as an exhibit to the registrant’s registration statement on Form 8-A, File No. 0-19383, and incorporated herein by reference.
5.1	Opinion of ELA Corporate Law	Filed herewith
23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP, Independent Registered Public Accounting Firm	Filed herewith
23.2	Consent of Mayer Hoffman McCann, P.C., Independent Registered Public Accounting Firm	Filed herewith
23.3	Consent of ELA Corporate Law	Included as part of Exhibit 5.1
24.1	Powers of Attorney	Included on the signature page to the registration statement
99.1	NTN Buzztime, Inc. 2014 Inducement Plan (and the forms of agreement related thereto)	Filed herewith

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